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                       OTG SOFTWARE ANNOUNCES PRELIMINARY
                      FIRST QUARTER 2002 FINANCIAL RESULTS


ROCKVILLE, MARYLAND - APRIL 23, 2002 - OTG Software, Inc. (Nasdaq:OTGS), a global provider of next-generation enterprise data management solutions, today provided information regarding its preliminary financial results for the first quarter of 2002, which ended March 31, 2002.

OTG Software, Inc., anticipates revenue for the first quarter of 2002 to be in a range of approximately $16.5 to $17.6 million. Excluding an estimated $900,000 of costs incurred in connection with OTG's pending acquisition by Legato Systems, Inc. (Nasdaq: LGTO) and approximately $750,000 in pro forma adjustments associated with OTG's prior acquisitions of Smart Storage, UniTree and xVault, it is anticipated that the Company will incur a per share loss for the quarter of between $0.01 and $0.04.

The Company believes the continued cautionary IT spending environment, overall worldwide economic concerns, and tightly controlled IT budgets contributed to these preliminary financial results during a quarter in which the Company negotiated its planned acquisition by Legato.

The Company has scheduled a special shareholder meeting on May 14, 2002 to vote on the proposed transaction with Legato and anticipates completing the merger shortly thereafter.


ABOUT OTG SOFTWARE
OTG Software provides next-generation data management and collaboration solutions that virtualize storage for any type of data, including files, messages and databases, while providing easy and transparent access. OTG's application-oriented approach supports virtually all platforms with open architecture solutions that scale from the department to the enterprise, and integrate seamlessly to store, track and retrieve information. Headquartered in Rockville, Maryland, the company has a customer base of over 15,000 organizations and a global network of VARs, distributors, and OEMs. Infinite Storage. Immediate Access.(TM) www.otg.com

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This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as "anticipates," "believes," "could," "estimate," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. There may be events in the future that we are not able to predict or control accurately, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and
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uncertainties include: (i) the ability to recruit and retain qualified technical and other personnel in a highly competitive market, (ii) market acceptance of our new and future products, (iii) the growth and adoption rate of Windows NT, Windows 2000, UNIX and Linux, (iv) growing competition, (v) our ability to maintain and manage our growth, and (vi) risks associated with our proposed acquisition by Legato Systems, Inc. We undertake no obligation to update or supplement this information. For additional information regarding risk factors that could affect our future results, please refer to the discussions of "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 8, 2002.

INVESTOR CONTACT:                   PRESS CONTACTS:
Kevin Kelly                         Jocelyn Johnson              Todd Cadley
OTG Software                        OTG Software                 Sterling Hager
240-747-6811                        240-747-6400                 703-744-1150